Exhibit 10.1

AMENDING AGREEMENT

THIS AGREEMENT made as of the 30th day of April, 2026.

AMONG:

SHAREHOLDERS OF CLINIQUANTUM LTD.

as set out in Section 3.03 of the Disclosure Schedules (as defined in the SPA (as defined below))

(hereinafter referred to as the “Selling Shareholders”)

OF THE FIRST PART

-and-

CLINIQUANTUM LTD.

a corporation incorporated under the laws of the State of Israel

(hereinafter referred to as the “Company”)

OF THE SECOND PART

-and-

NEUROTHERA LABS INC.

a corporation incorporated pursuant to the laws of the Province of British Columbia and having its registered head office located at 2264 E 11th Ave., Vancouver, British Columbia V5N 1Z6

(hereinafter referred to as the “Purchaser”)

OF THE THIRD PART

WHEREAS the Selling Shareholders, the Purchaser and the Company entered into a Share Purchase Agreement made as of the 9th day of March, 2026 (the “SPA”), which is attached hereto as Schedule “A”, pursuant to which the Selling Shareholders agreed to sell to the Purchaser the Purchased Shares (as defined in the SPA).

AND WHEREAS Nissim Daniel was irrevocably appointed as the Selling Shareholders' Representative pursuant to Section 3.12 of the SPA, with authority to act on behalf of each Selling Shareholder under the SPA, and Section 10.06 of the SPA expressly provides that the SPA may be amended by an agreement in writing signed by the Purchaser, the Company and the Selling Shareholders' Representative; and Nissim Daniel is executing this Amending Agreement in such capacity pursuant to Sections 3.12 and 10.06 of the SPA;

AND WHEREAS this Amending Agreement is being entered into to satisfy requirements of the TSX Venture Exchange in connection with the listing of the Consideration Shares;

AND WHEREAS the parties wish to amend the terms of the SPA;

NOW THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.	Section 2.03(c)(ii) is deleted and replaced with the following:

(ii)	Consideration Shares, with the number of Consideration Shares to be issued calculated by dividing the applicable US dollar amount by the Current Market Price (converted to US dollars at the Bank of Canada daily exchange rate on the date that is five (5) Business Days prior to the payment date), provided that: (A) such Consideration Shares shall be subject to such resale restrictions as may be imposed by applicable Securities Laws and the rules and policies of the TSXV; and (B) if the Current Market Price as determined in accordance with this Section 2.03(c)(ii) is less than $0.05 per Consideration Share, the deemed value of the Consideration Share for any Earn-Out Payment will be $0.05 per Consideration Share.

2.	Each party (and, in respect of the Selling Shareholders, the Selling Shareholders' Representative on their behalf) hereby represents and warrants that: (a) all representations and warranties made by such party in the SPA remain true and correct as of the date hereof, except as specifically modified by this Amending Agreement; (b) no event has occurred that would constitute a default or breach under the SPA; (c) it has full power and authority to execute and deliver this Amending Agreement; and (d) this Amending Agreement has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation.

3.	Except as hereby amended, all terms and conditions of the SPA remain the same, in full force and effect.

4.	The Selling Shareholders' Representative represents and warrants that he is duly authorized under Sections 3.12 and 10.06 of the SPA to execute this Amending Agreement on behalf of each Selling Shareholder, and that this Amending Agreement constitutes a legal, valid and binding obligation of each Selling Shareholder, enforceable against each in accordance with its terms.

5.	This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

6.	This agreement may be executed in one or more counterparts, each of which counterparts when executed shall constitute an original and all of which counterparts so executed shall constitute one and the same instrument.

(Signature page follows)

IN WITNESS WHEREOF this Amending Agreement has been duly executed by the parties hereto as of the date and at the place first above written.

SELLING SHAREHOLDERS, by their Representative

By:	/s/ Nissim Daniel
Nissim Daniel, as Selling Shareholders’ Representative

CLINIQUANTUM LTD.

By:	/s/ Yakov Baranes
Name:	Yakov Baranes
Title:	CEO

NEUROTHERA LABS INC.

By:	/s/ Oz Adler
Name:	Oz Adler
Title:	CEO and Director

SCHEDULE “A”

AGREEMENT